EXHIBIT 5.1
                                                                     -----------

                           WEIL, GOTSHAL & MANGES LLP           Austin
                                767 Fifth Avenue                Boston
                               New York, NY 10153               Brussels
                                 (212) 310-8000                 Budapest
                              Fax: (212) 310-8007               Dallas
                                                                Frankfurt
                                                                Houston
                                                                London
                                                                Miami
                                                                Munich
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                                                                Prague
                                                                Shanghai
                                  May 17, 2007                  Silicon Valley
                                                                Singapore
                                                                Warsaw
                                                                Washington, D.C.



L-1 Identity Solutions, Inc.
177 Broad Street, 12th Floor,
Stamford, CT


                            L-1 Identity Solutions
               Registration Statements on Form S-8, as amended
(Registration Statements No. 333-139672, 333-137808, 333-137004, 333-120156,
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        333-65316, 333-65314, 333-65312, 333-36734, 333-42485, 333-28695)
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Ladies and Gentlemen:

            We have acted as counsel to L-1 Identity Solutions, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Post-Effective Amendment (the "Post-Effective Amendment") to the above-referenced registration statements on Form S-8 originally filed by L-1 Identity Operating Company (formerly named L-1 Identity Solutions, Inc.) (the "Predecessor Registrant").

            The Company became the successor to the Predecessor Registrant on May 16, 2007 as a result of a merger (the "Merger"), of L-1 Merger Co., a Delaware corporation and wholly-owned subsidiary of the Company, with and into the Predecessor Registrant, with the Predecessor Registrant being the surviving corporation. The Merger was consummated in accordance with Section 251(g) of the Delaware General Corporation Law ("DGCL"). In the Merger, each share of the issued and outstanding common stock of the Predecessor Registrant was converted into one share of common stock of the Company, which changed its name to L-1 Identity Solutions, Inc. Pursuant to the Merger, the Predecessor Registrant became a direct, wholly-owned subsidiary of the, Company and, each stockholder of the Predecessor Registrant became a holder of Company common stock, $0.001 par value per share (the "Common Stock"), evidencing the same proportional interests in the Company and having the same designations, rights, powers and preferences and qualifications, limitations and restrictions as those securities that such stockholder held in the Predecessor Registrant.

            The above-referenced registration statements, as amended by the Post-Effective Amendment (the "Registration Statements"), relate to (i) the issuance of up to 1,899,272 shares of Common Stock available for issuance under the Identix Incorporated 2002 Equity Incentive Plan (Registration Statement No. 333-139672), (ii) the issuance of up to (1) 16,000 shares of Common Stock available for issuance under the Viisage Technology, Inc. 1996 Directors Stock Option Plan and (2) 477,160 shares of Common Stock available for issuance under the Viisage Technology, Inc. 1996 Management Stock Option Plan (Registration Statement No. 333-137808), (iii) the issuance of up to (1) 776,200 shares of Common Stock available for issuance under the Viisage Technology, Inc. 2006 Employee Stock Purchase Plan and the L-1 Identity Solutions, Inc. 2005 Long-Term Incentive Plan, as amended (formerly named the Viisage Technology, Inc. 2005



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Weil, Gotshal & Manges
May 17, 2007
Page 2


Long-Term Incentive Plan), (2) 1,723,800 shares of Common Stock available for issuance under the L-1 Identity Solutions, Inc. 2005 Long-Term Incentive Plan, as amended, (3) 3,009,181 shares of Common Stock available for issuance under the Identix Incorporated 2002 Equity Incentive Plan, the Identix Incorporated New Employee Stock Incentive Plan, the Identix Incorporated Non-Employee Directors Stock Option Plan, the Identix Incorporated Equity Incentive Plan, the Visionics Corporation 1990 Stock Option Plan, the Visionics Corporation 1998 Stock Option Plan and the Visionics Corporation Stock Incentive Plan and (4) 375,810 shares of Common Stock available for issuance under the Identix Incorporated 2002 Equity Incentive Plan (Registration Statement No. 333-137004),
(iv) the issuance of up to 565,270 shares of Common Stock available for issuance under the Imaging Automation, Inc. 1996 Stock Option Plan and the Imaging Automation, Inc. 2003 Employee, Director and Consultant Stock Plan (Registration No. 333-120156), (v) the issuance of up to (1) 294,996 shares of Common Stock available for issuance under the Viisage Technology, Inc. 1996 Director Stock Option Plan, as amended and (2) 1,000,000 shares of Common Stock available for issuance under the Viisage Technology, Inc. 1996 Management Stock Option Plan, as amended (Registration No. 333-65316), (vi) the issuance of up to 800,000 shares of Common Stock under the Viisage Technologies, Inc. 2001 Stock in Lieu of Cash Compensation Plan (Registration Statement No. 333-65314), (vii) the issuance of up to 200,000 shares of Common Stock available for issuance under the Viisage Technology, Inc. 1997 Employee Stock Purchase Plan, as amended (Registration Statement No. 333-65312), (viii) the issuance of up to 923,098 shares of Common Stock available for issuance under the Viisage Technology, Inc. Stock in Lieu of Cash Compensation for Directors Plan, the Viisage Technology, Inc. 1996 Director Stock Option Plan, as amended and the Viisage Technology, Inc. 1996 Management Stock Option Plan, as amended (Registration Statement No. 333-36734), (ix) the issuance of up to 771,000 shares of Common Stock available for issuance under the Viisage Technology, Inc. 1996 Management Stock Option Plan, as amended and the Viisage Technology, Inc. 1997 Employee Stock Purchase Plan (Registration Statement No. 333-42485), and (x) the issuance of up to 1,512,750 shares of Common Stock available for issuance under the Viisage Technology, Inc. 1996 Director Stock Option Plan, as amended and the Viisage Technology, Inc. 1996 Management Stock Option Plan, as amended (Registration Statement No. 333-28695) (collectively, the shares of Common Stock referred to in clauses (i) to (x) above are referred to as the "Shares").

      In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Certificate of Incorporation and all Certificates of Amendment, Certificates of Merger, and Certificates of Ownership of the Company and the Predecessor (collectively, the "Certificate of Incorporation"); (ii) the By-Laws of the Company and the Predecessor, as amended; (iii) the Registration Statements; (iv) copies of (1) the L-1 Identity Solutions, Inc. 2005 Long-Term Incentive Plan, as amended, (2) the Viisage Technology, Inc., 2006 Employee Stock Purchase Plan, (3) the Viisage Technologies, Inc. 2001 Stock in Lieu of Cash Compensation for Directors Plan,
(4) the Viisage Technology, Inc. 1997 Employee Stock Purchase Plan, as amended,
(5) the Viisage Technology, Inc. 1996 Directors Stock Option Plan, as amended,
(6) the Viisage Technology, Inc. 1996 Management Stock Option Plan, as amended,
(7) the Identix Incorporated 2002 Equity Incentive Plan, (8) the Identix Incorporated New Employee Stock Incentive Plan, (9) the Identix Incorporated Non-Employee Directors Stock Option Plan, (10) the Identix Incorporated Equity Incentive Plan, (11) the Visionics Corporation 1998 Stock Option Plan, (12) the Visionics Corporation 1990 Stock Option Plan, (13) the Visionics Corporation Stock Incentive Plan, (14) the Imaging Automation, Inc. 2003 Employee, Director and Consultant Stock Plan and (15) the Imaging Automation, Inc. 1996 Stock Option Plan (collectively, the plans referred to in clauses (1) to (15) above are referred to as the "Plans") and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have

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Weil, Gotshal & Manges
May 17, 2007
Page 3


made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

            In connection with this opinion, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity; (vi) the Registration Statements, and any amendments thereto (including any post-effective amendments) relating to the Shares have or will have become effective under the Securities Act, and no order suspending the effectiveness of the Registration Statements has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; (vii) the Shares have been or will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statements; and (viii) the number of shares of Common Stock issued under the Registration Statements shall be less than the number of authorized shares of Common Stock, less the number of such authorized shares outstanding or otherwise reserved for issuance.

            Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares being registered for sale pursuant to the Registration Statements have been duly authorized and, when issued and delivered upon the exercise of awards and receipt by the Company of consideration constituting lawful consideration under Delaware law and in accordance with the terms of the applicable Plans, will be validly issued, fully paid and non-assessable.

            The opinion expressed herein is limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

            We hereby consent to the use of this letter as an exhibit to the Post-Effective Amendment.





                                    Very truly yours,


                                     /s/  Weil, Gotshal & Manges